EXHIBIT 99.1

Investor Contact:	Media Contact:
Jason Plagman	Amy Koch
VP, Investor Relations	Director, Corporate Communications
investorinfo@orasure.com	media@orasure.com
OraSure Announces Fourth Quarter 2025 Financial Results

BETHLEHEM, PA, February 25, 2026 (GLOBE NEWSWIRE) – OraSure Technologies, Inc. (NASDAQ: OSUR), a leader in point-of-need and home diagnostic tests and sample management solutions, today announced its financial results for the three months ended December 31, 2025.
“Our Q4 results were consistent with our expectations, and revenue of $26.8 million was above the midpoint of our guidance range,” said Carrie Eglinton Manner, President and CEO of OTI. “We supported our customers in navigating a challenging funding environment in 2025, and we are encouraged to see increasing signs of stability in key segments as we enter 2026.”
She continued, “We are confident that OTI is positioned to return to growth in 2026, supported by anticipated U.S. regulatory clearance and launches of our rapid molecular self-test for Chlamydia and Gonorrhoeae and our Colli-Pee™ at-home urine collection device for sexually transmitted infections. We are making meaningful progress on our innovation roadmap and executing on our strategy to decentralize diagnostics and connect people to care that is more accessible, convenient, affordable, and private. Additionally, our strong balance sheet allows us to make disciplined investments in value-enhancing organic and inorganic opportunities while prudently returning capital to shareholders through our $40 million share repurchase program which we continue to execute.”

Financial Highlights ($ in 000’s, except per share amounts)

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Core Business (1)	$26,717	$34,427	(22)%	$112,531	$130,596	(14)%
COVID-19	46	950	(95)	624	45,172	(99)
Risk Assessment Testing	—	2,055	(100)	1,866	8,354	(78)
Molecular Services	—	13	(100)	—	1,705	(100)
Total Net Revenues	$26,763	$37,445	(29)%	$115,021	$185,827	(38)%
(1) Includes Diagnostics, Sample Management Solutions, other products and services revenues, and non-product and services revenues.

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Net revenues	$26,763	$37,445	(29)%	$115,021	$185,827	(38)%
Gross profit	10,968	13,566	(19)	48,198	79,390	(39)
Gross margin	41.0%	36.2%		41.9%	42.7%
Non-GAAP gross profit	11,091	15,000	(26)	49,051	82,490	(41)
Non-GAAP gross margin	41.4%	40.1%		42.6%	44.4%

Operating loss	(20,103)	(12,418)	NM	(71,969)	(28,250)	NM
Operating margin	(75.1)%	(33.2)%		(62.6)%	(15.2)%
Non-GAAP operating loss	(15,168)	(6,745)	NM	(56,329)	(6,422)	NM
Non-GAAP operating margin	(56.7)%	(18.0)%		(49.0)%	(3.5)%

Net loss	(19,286)	(10,794)	NM	(68,731)	(19,500)	NM
Non-GAAP net (loss) income	(13,649)	(4,230)	NM	(50,813)	3,943	NM
Diluted GAAP EPS	$(0.27)	$(0.14)	NM	$(0.94)	$(0.26)	NM
Diluted Non-GAAP EPS	$(0.19)	$(0.06)	NM	$(0.69)	$0.05	NM
NM – not meaningful

•Total net revenues for the fourth quarter of 2025 decreased 29% to $26.8 million from $37.4 million in the fourth quarter of 2024.
•Core revenues (all revenues excluding COVID-19, Molecular Services, and Risk Assessment Testing revenues) of $26.7 million in the fourth quarter decreased 22% year-over-year. Diagnostics revenues in the fourth quarter decreased 20% year-over-year to $15.1 million, with the decline attributable to lower revenue from our HIV tests. Sample Management Solutions revenues in the fourth quarter decreased 39% year-over-year to $9.1 million, with the majority of the decline attributable to a large customer in the consumer genomics segment.
•GAAP gross margin was 41.0% in the fourth quarter of 2025 compared to 36.2% in the fourth quarter of 2024. Non-GAAP gross margin in the fourth quarter of 2025 was 41.4% compared to 40.1% in the fourth quarter of 20241.
•GAAP operating loss in the fourth quarter of 2025 was $20.1 million compared to operating loss of $12.4 million in the fourth quarter of 2024. Non-GAAP operating loss was $15.2 million in the fourth quarter of 2025 compared to non-GAAP operating loss of $6.7 million in the fourth quarter of 2024.
•Cash and cash equivalents were $199 million as of December 31, 2025.
•OTI deployed $5 million during the fourth quarter to repurchase approximately 1.9 million shares of our common stock.

Recent Business Developments
•Submitted an application in December 2025 to the U.S. Food and Drug Administration (FDA) for clearance of our rapid molecular self-test for Chlamydia trachomatis and Neisseria
1 For additional information on non-GAAP financial measures and a reconciliation of the GAAP financial results to non-GAAP financial results, see the schedules below. A description of the adjustments made to the GAAP financial measures is included at the end of the schedules.

gonorrhoeae (CT/NG). OTI’s rapid self-test for CT/NG is built on the Sherlock molecular diagnostics platform and is designed to provide results in approximately 30 minutes in a disposable, over-the-counter format. The test uses a self-collected swab, and results are intended to be read directly on the hand-held testing device without the need for an electrical connection, enhancing flexibility and convenience.
•Submitted an application in December 2025 to the FDA for clearance of our Colli-Pee™ at-home urine collection device for sexually transmitted infections (STIs). The submission covers multiple STI indications and is being pursued in collaboration with a leading diagnostics platform provider. Receipt of clearance for the Colli-Pee™ device for these indications is expected to expand access to testing and further strengthen OTI’s leadership position in novel collection devices and chemistries.
•Received a license from Health Canada authorizing the use of the OraQuick™ HIV Self-Test in Canada. St. Michael’s Hospital (Unity Health Toronto) is the exclusive distributor in Canada of the OraQuick HIV Self-Test, which is the country’s first oral HIV self-test.

Financial Guidance
The Company is guiding to Q1 2026 Total revenues of $26 million to $29 million, which includes a negligible amount of COVID-19 testing revenues.

Conference Call
The Company will host a conference call and audio webcast to discuss the Company’s fourth quarter 2025 results and certain business developments, beginning today at 5 p.m. Eastern Time. The call will include prepared remarks by management and a question and answer session.
A webcast of the conference call will be available on the investor relations page of OTI’s website at https://orasure.gcs-web.com/events-and-presentations. Please click on the webcast link and follow the prompts for registration and access at least 10 minutes prior to the call. The webcast will be archived on OTI’s website shortly after the call has ended.

OTI intends to use the Investor Relations Section of its website as a means of disclosing material non-public information (MNPI) and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor OTI’s website in addition to following its press releases, SEC filings, public conference calls, presentations, and webcasts.

Financial Data (Unaudited, $ in 000’s, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Results of Operations
Net revenues	$26,763	$37,445	$115,021	$185,827
Cost of products and services sold	15,795	23,879	66,823	106,437
Gross profit	10,968	13,566	48,198	79,390
Operating expenses:
Research and development	11,418	6,087	42,528	26,047
Sales and marketing	6,584	6,992	26,117	30,986
General and administrative	9,818	12,905	47,677	46,215
Loss on impairments	—	—	—	4,392
Change in the estimated fair value of acquisition-related contingent consideration	2,983	—	4,570	—
Loss (gain) on sale of assets	268	—	(725)	—
Total operating expenses	31,071	25,984	120,167	107,640
Operating loss	(20,103)	(12,418)	(71,969)	(28,250)
Other income	1,671	2,911	7,383	12,249
Loss before income taxes and equity investment	(18,432)	(9,507)	(64,586)	(16,001)
Income tax expense	210	758	1,801	1,799
Loss before equity investment	(18,642)	(10,265)	(66,387)	(17,800)
Loss on equity investment	(644)	(529)	(2,344)	(1,700)
Net loss	$(19,286)	$(10,794)	$(68,731)	$(19,500)
Loss per share:
Basic	$(0.27)	$(0.14)	$(0.94)	$(0.26)
Diluted	$(0.27)	$(0.14)	$(0.94)	$(0.26)
Weighted average shares outstanding:
Basic	71,566	74,597	73,485	74,434
Diluted	71,566	74,597	73,485	74,434

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Consolidated Net Revenues
Diagnostics	$15,089	$18,768	(20)%	$66,497	$75,917	(12)%
Sample Management Solutions	9,085	14,809	(39)	38,356	51,046	(25)
Other product and services	655	636	3	1,716	2,453	(30)
COVID-19 Diagnostics	46	950	(95)	620	45,136	(99)
Risk Assessment Testing	—	2,055	(100)	1,866	8,354	(78)
Molecular Services	—	13	(100)	—	1,705	(100)
Net product and services revenues	24,875	37,231	(33)	109,055	184,611	(41)
Non-product and services revenues	1,888	214	782	5,966	1,216	391
Net revenues	$26,763	$37,445	(29)%	$115,021	$185,827	(38)%

Condensed Consolidated Balance Sheets (Unaudited, $ in 000’s)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$199,278	$267,763
Accounts receivable, net	22,203	23,816
Inventories	31,060	34,197
Other current assets	9,367	7,444
Property, plant and equipment, net	39,179	45,105
Intangible assets, net	19,046	17,435
Goodwill	43,363	40,330
Investment in equity method investee	25,956	28,300
Other noncurrent assets	13,716	15,269
Total assets	$403,168	$479,659

Liabilities and Stockholders’ Equity
Accounts payable	$6,521	$8,173
Deferred revenue	1,518	2,961
Acquisition-related contingent consideration obligation	18,380	—
Other current liabilities	13,376	22,349
Other noncurrent liabilities	22,546	35,838
Stockholders’ equity	340,827	410,338
Total liabilities and stockholders’ equity	$403,168	$479,659
Additional Financial Data (Unaudited, $ in 000’s)

	For the Years Ended December 31,
	2025	2024
Capital expenditures	$4,197	$3,797
Depreciation and amortization	10,192	10,872
Stock-based compensation	10,147	11,920
Cash (used in) provided by operating activities	$(49,023)	$27,374

Consolidated Statement of Cash Flows (Unaudited, $ in 000’s)

	For the Years Ended December 31,
	2025	2024
OPERATING ACTIVITIES:
Net loss	$(68,731)	$(19,500)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation	10,147	11,920
Depreciation and amortization	10,192	10,872
Loss on impairments	—	4,392
Other non-cash amortization	(222)	(564)
Provision for credit losses	(65)	71
Unrealized foreign currency loss (gain)	365	(263)
Interest expense on finance leases	8	22
Loss on equity investment	2,344	1,700
Deferred income taxes	(103)	(657)
(Gain) loss on sale of fixed assets	(725)	563
Change in the estimated fair value of acquisition-related contingent consideration	4,570	—
Changes in assets and liabilities:
Accounts receivable	1,949	15,872
Inventories	3,562	13,096
Prepaid expenses and other assets	(2,368)	4,089
Accounts payable	(1,720)	(7,577)
Deferred revenue	(1,519)	(219)
Accrued expenses and other liabilities	(6,707)	(6,443)
Net cash (used in) provided by operating activities	(49,023)	27,374
INVESTING ACTIVITIES:
Purchases of short-term investments	—	(53,244)
Purchase of equity method investee	—	(30,000)
Acquisition of business, net of cash acquired	(3,613)	(5,037)
Proceeds from maturities and redemptions of short-term investments	—	53,052
Proceeds from sale of assets	1,000	—
Purchases of property and equipment	(4,197)	(3,797)
Net cash used in investing activities	(6,810)	(39,026)
FINANCING ACTIVITIES:
Cash payments for finance lease liabilities	(61)	(842)
Proceeds from exercise of stock options	—	214
Repurchase of common stock	(15,040)	—
Payment of taxes related to net share settlement of equity awards	(1,843)	(3,548)
Net cash used in financing activities	(16,944)	(4,176)
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	4,292	(6,816)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(68,485)	(22,644)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	267,763	290,407
CASH AND CASH EQUIVALENTS, END OF PERIOD	$199,278	$267,763

About OraSure Technologies
OraSure Technologies, Inc. (“OraSure” and “OTI”) transforms health through actionable insight and decentralizes diagnostics to connect people to healthcare wherever they are. OraSure improves access, quality, and value of healthcare with innovation in effortless tests and sample management solutions. Together with its wholly-owned subsidiaries, DNA Genotek Inc., Sherlock Biosciences, Inc., and BioMedomics, Inc., OTI is a leader in the development, manufacture, and distribution of rapid diagnostic tests and sample collection and stabilization devices designed to discover and detect critical medical conditions. OraSure’s portfolio of products is sold globally to clinical laboratories, hospitals, physicians’ offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, and direct to consumers. For more information on OraSure Technologies, please visit www.orasure.com
Forward Looking Statements
This press release contains certain forward-looking statements, including with respect to products, product candidate development and manufacturing activities, regulatory submissions and authorizations, revenue growth and guidance, expected revenue from government orders, cost savings, cash flow, increasing margins and other matters. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: our ability to satisfy customer demand; ability to reduce our spending rate, capitalize on manufacturing efficiencies and drive profitable growth; ability to market and sell our products and services, whether through our internal, direct sales force or third parties; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; significant customer concentrations that exist or may develop in the future; ability to manufacture or have manufactured products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; impact of replacing distributors; inventory levels at distributors and other customers; our ability to achieve its financial and strategic objectives and increase our revenues, including the ability to expand international sales and the ability to continue to reduce costs; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of our products and services; ability to achieve the anticipated benefits from the BioMedomics transaction; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; impact of contracting with the U.S. government; impact of negative economic conditions; ability to achieve and maintain sustained profitability; ability to increase our gross margins; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents, trade secrets and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms on international sales; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; cybersecurity incidents and other disruptions involving our computer systems or those of our third-party IT service providers, suppliers and customers; the impact of terrorist attacks, civil unrest, hostilities and war; and general political, business and economic conditions, including interest rates, inflationary pressures, capital market disruptions, changes in governmental agencies, international tariffs, trade protection measures, economic sanctions and economic slowdowns or recessions. These and other factors that could affect our results are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.
Statement Regarding Use of Non-GAAP Financial Measures
In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP operating income (loss), and non-GAAP earnings (loss) per share. Management believes that presentation of operating results using these non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods, while excluding certain expenses that may not be indicative of the Company’s recurring core business operating results. In addition, management believes these non-GAAP financial measures are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by OraSure’s institutional investors and the analysis community to help them analyze the health of OraSure’s business. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further, non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

OraSure Technologies GAAP to Non-GAAP Reconciliation ($ in 000's)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Net Revenues	$26,763	$37,445	$115,021	$185,827
GAAP Cost of Products and Services Sold	15,795	23,879	66,823	106,437
GAAP Gross Margin	41.0%	36.2%	41.9%	42.7%
Stock compensation	123	195	707	734
Inventory reserve for product line discontinuance	—	1,000	146	1,000
Reduction in workforce severance	—	239	—	1,366
Non-GAAP Cost of Goods Sold	15,672	22,445	65,970	103,337
Non-GAAP Gross Margin	41.4%	40.1%	42.6%	44.4%

GAAP Operating Loss	(20,103)	(12,418)	(71,969)	(28,250)
Stock compensation	1,459	2,741	10,147	11,919
Amortization of acquisition-related intangible assets	58	103	229	279
Inventory reserve for product line discontinuance	—	1,000	146	1,000
Reduction in workforce severance	—	849	—	3,258
Executive severance expense	—	—	751	—
Loss on impairment	—	—	—	4,392
Gain on sale of assets under product line discontinuance	—	—	(750)	—
Transaction costs	435	980	547	980
Change in fair value of acquisition-related contingent consideration	2,983	—	4,570	—
Non-GAAP Operating Loss	(15,168)	(6,745)	(56,329)	(6,422)

GAAP Net Loss	(19,286)	(10,794)	$(68,731)	(19,500)
Stock compensation	1,459	2,741	10,147	11,919
Amortization of acquisition-related intangible assets	58	103	229	279
Inventory reserve for product line discontinuance	—	1,000	146	1,000
Reduction in workforce severance	—	849	—	3,258
Executive severance expense	—	—	751	—
Loss on impairment	—	—	—	4,392
Gain on sale of assets under product line discontinuance	—	—	(750)	—
Transaction costs	435	980	547	980
Change in fair value of acquisition-related contingent consideration	2,983	—	4,570	—
Loss on equity investment	644	529	2,344	1,700
Tax effect of non-GAAP adjustments	58	362	(66)	(85)
Non-GAAP Net (Loss) Income	$(13,649)	$(4,230)	$(50,813)	$3,943

GAAP Loss Per Share:	$(0.27)	$(0.14)	$(0.94)	$(0.26)
Non-GAAP (Loss) Earnings Per Share:	$(0.19)	$(0.06)	$(0.69)	$0.05
Diluted Shares Outstanding	71,567	74,597	73,485	74,434
Diluted Shares Outstanding Used For Computing Non-GAAP (Loss) Earnings Per Share	71,567	74,597	73,485	75,329
The following is a description of the adjustments made to GAAP financial measures:
•Stock Compensation: non-cash equity-based compensation provided to OraSure employees and directors
•Amortization of acquisition-related intangible assets: represents recurring amortization charges resulting from the acquisition of intangible assets associated with our business combinations
•Inventory reserve for product line discontinuance: represents inventory associated with discontinued line of business
•Reduction in workforce severance: termination benefits associated with the Company’s workforce reduction associated with certain business events
•Executive severance expense: expenses associated with the departure of an executive

•Loss on impairment: charges related to the write down of Company’s intangibles, PP&E, or leased assets
•Gain on sale of assets under product line discontinuance: represents the gain on the sale of fixed assets associated with the risk assessment line of business that was discontinued and sold to a 3rd party
•Transaction costs: expenses associated with the acquisition of businesses
•Change in fair value of acquisition-related contingent consideration: changes in the fair value of contingent consideration liability associated with an adjustment for the passage of time
•Loss on equity investment: we have excluded our proportionate share of our equity method investee’s net loss as we do not have direct control over the investee’s operations or resulting revenue and expenses
•Tax impact associated with non-GAAP adjustments: tax expense/(benefit) due to non-GAAP adjustments
A reconciliation of our non-GAAP measures to their most directly comparable GAAP measures can also be found at: https://orasure.gcs-web.com/gaap-non-gaap-reconciliation
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